As filed with the Securities and Exchange Commission on December 7, 2001
                                                       Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          Global Imaging Systems, Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                                               59-3247752
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                            Identification Number)


                      3820 Northdale Boulevard, Suite 200A
                              Tampa, Florida 33624
              (Address of principal executive offices) (Zip code)


      Global Imaging Systems, Inc. Amended and Restated 1998 Stock Option
                               and Incentive Plan
                           (Full title of the plans)

                               Thomas S. Johnson
                     President and Chief Executive Officer
                          GLOBAL IMAGING SYSTEMS, INC.
                      3820 Northdale Boulevard, Suite 200A
                              Tampa, Florida 33624
                    (Name and address of agent for service)

                                 (813) 960-5508
         (Telephone  number, including area code, of agent for service)


                                    Copy to:
                             Suzanne A. Barr, Esq.
                             HOGAN & HARTSON L.L.P.
                          555 Thirteenth Street, N.W.
                           Washington, DC 20004-1109
                                 (202) 637-5600


                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
     Title of securities          Amount to be         Proposed maximum              Proposed maximum                 Amount of
      to be registered             registered     offering price per share(1)   aggregate offering price(1)       registration fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value)       700,000                 $13.12                      $9,184,000                    $2,194.98
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the registrant's common stock as reported on the Nasdaq National Market on December 6, 2001 in accordance with Rule 457(c) under the Securities Act.

================================================================================

  This registration statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this Form S-8 relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the earlier registration statement on Form S-8 filed June 16, 1999 (Registration No. 333-80801) hereby are incorporated by reference.


                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, Global Imaging Systems, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida as of December 7, 2001.


                                      Global Imaging Systems, Inc.


                                      By:  /s/ Thomas S. Johnson
                                          --------------------------------------
                                          Thomas S. Johnson
                                          President and Chief Executive Officer


                               POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Thomas
S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of December 7, 2001.

               Name                                            Title
               ----                                            -----

       /s/ Thomas S. Johnson                  President, Chief Executive Officer and Director
--------------------------------------        (Principal Executive Officer)
             Thomas S. Johnson


       /s/ Raymond Schilling                  Senior Vice President, Chief Financial Officer,
--------------------------------------        Secretary and Treasurer (Principal Financial
             Raymond Schilling                and Accounting Officer)

       /s/ Carl D. Thoma                     Chairman of the Board of Directors
--------------------------------------
             Carl D. Thoma


       /s/ Bruce D. Gorchow                  Director
--------------------------------------
             Bruce D. Gorchow


       /s/ William C. Kessinger              Director
--------------------------------------
             William C. Kessinger


       /s/ Mark M. Lloyd                     Director
--------------------------------------
             Mark M. Lloyd


       /s/ R. Eric McCarthey                 Director
--------------------------------------
             R. Eric McCarthey


       /s/ Edward N. Patrone                 Director
--------------------------------------
             Edward N. Patrone

                               Index to Exhibits



     Exhibit                           Description
     Number                            -----------
     -------

      5 Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.

     23.1       The consent of Ernst & Young LLP.

     23.2       The consent of Hogan & Hartson L.L.P. (included as part of
                Exhibit 5).

     24 Power of Attorney (included on the signature page of the registration statement).

     99         Amended and Restated 1998 Stock Option and Incentive Plan* (1)


(1) Incorporated by reference to Global Imaging System's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 29, 2001.

*Management contract or compensatory plan, contract or arrangement.